Exhibit 16.1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

Exhibit 16.1

March 24, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Shengshi Elevator International Holding Group Inc.

Dear Sirs/Madams:

The undersigned Michael Gillespie & Associates, PLLC previously acted as independent accountants to audit and review the financial statements of Shengshi Elevator International Holding Group Inc. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated March 24, 2020 Shengshi Elevator International Holding Group Inc to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC